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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated May 19, 2000, on the financial statements of Altitun AB and the incorporation by reference in this registration statement of our report dated November 24, 1999, included in ADC Telecommunications, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
May 22, 2000